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                                                                     EXHIBIT 5.1

                             EXHIBITS 5.1 AND 23.1

                       [Hughes & Luce, L.L.P. Letterhead]

                               February 20, 1996

ATC Communications Group, Inc.
5950 Berkshire Lane, Suite 1650
Dallas, Texas  75225

         Re: Registration Statement on Form S-8 for the 1992 NRP Inc. Stock Option Plan and the 1995 NRP Inc. Stock Option Plan (the "Registration Statement")

Ladies and Gentlemen:

         We have acted as special counsel to NRP Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of 3,000,000 shares and 2,410,880 shares (the "Shares") of the Company's common stock, $.01 par value per share, issuable upon the exercise of stock options granted pursuant to the 1992 NRP Inc. Stock Option Plan and the 1995 NRP Inc. Stock Option Plan, as amended (the "Plans"), respectively. The Shares are being registered pursuant to a registration statement on Form S-8 to be filed with the Securities and Exchange Commission on or about February 20, 1996 (the "Registration Statement").

         In connection with this opinion, we have examined such documents and records of the Company and such statutes, regulations and other instruments and certificates as we have deemed necessary or advisable for the purposes of this opinion. We have assumed that all signatures on all documents presented to us are genuine, that all documents submitted to us as originals are accurate and complete and that all documents submitted to us as copies are true and correct copies of the originals thereof. We have also relied upon such certificates of public officials, corporate agents and officers of the Company and such other certifications with respect to the accuracy of material factual matters contained therein which were not independently established.

         Based on the foregoing, we are of the opinion that the Shares will be, if and when issued and paid for pursuant to the Plans, validly issued, fully paid and nonassessable, assuming the Company maintains an adequate number of authorized but unissued shares of common stock available for such issuance, and further assuming that the consideration actually received by the Company for the Shares exceeds the par value thereof.

         We consent to the use of this opinion as an exhibit to the Registration Statement.

                                        Very truly yours,



                                        HUGHES & LUCE, L.L.P.